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                                                                    EXHIBIT 99.1
                                 July 31, 2001


J. H. Binford Peay, III
7014 Redlac Drive
Clifton, Virginia 20124

Dear Binnie:

     This letter will evidence our agreement to amend your employment letter agreement with Allied Research Corporation (the "Company") dated as of November 27, 2000 (the "original letter").

     The fourth sentence of Section 4 of the original letter is deleted in its entirety and the following is substituted in lieu thereof:

          "The bonus will be payable within ten (10) days of the public release by the Company of its financial results for the relevant calendar year."

     The first two (2) sentences of Section 7 of the original letter are deleted in their entirety and the following is substituted in lieu thereof:

          "Your employment may be terminated at any time by you or by the Company with or without Cause without prior written notice. This at-will employment relationship cannot be changed except in a writing signed by the Chairman of the Compensation Committee."

     The provisions of Section 8 of the original letter are deleted in their entirety and the following is substituted in lieu thereof:

          "8.  PAYMENTS UPON TERMINATION OF EMPLOYMENT

          The payments you will be entitled to receive from the Company upon termination of your employment will be as follows:

          (a)  If you terminate your employment or if the Company
          terminates your employment with or without Cause, the Company will pay you any accrued and unpaid compensation
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          (subject to normal withholding and other deductions) to the effective date of termination of your employment.

          (b) In addition, you may be entitled to additional payments under paragraphs 8(c) or 8(d) below.

          (c) If your employment with the Company is terminated by the Company within twelve (12) months following a Change in Control or if you terminate your employment with the Company within twelve (12) months following a Change in Control:

               (A) you will be entitled to aggregate severance payments equal to the sum of (x) three (3) times your salary immediately prior to the termination (whether paid or deferred) and (y) three (3) times the average annual bonus earned by you (whether paid or deferred) for the three most recent annual periods or such shorter period if the termination occurs before you have served for three annual periods (for the purpose of this paragraph 8 (c)(A)(y), you are deemed to have earned your full fifty percent (50%) bonus for 2001); and

               (B) you will be entitled to receive medical, dental, vision, long-term care, life and disability insurance coverage and your SEP entitlement for three (3) years following the termination at levels comparable to that provided immediately prior to your termination (all at the cost of the Company except for any contributions paid by you prior to the termination).

          (d) If your employment with the Company is terminated by the Company without Cause or if you terminate your employment with the Company following (i) a material adverse alteration or diminution in the nature or status of your authority, duties or responsibilities from those in effect immediately prior to such change, (ii) a reduction in your title of Chairman of the Board, President and Chief Executive Officer or (iii) a reduction in your base salary:

               (A) you will be entitled to aggregate severance payments equal to the sum of (x) the Tenure Period (as herein defined) times your salary immediately prior to the termination (whether paid or deferred) and (y) the Tenure Period times the average annual bonus earned

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               by you (whether paid or deferred) for the three most
               recent annual periods or such shorter period if the termination occurs before you have served for three annual periods (for the purpose of this paragraph 8
               (d)(A)(y), you are deemed to have earned your full fifty percent (50%) bonus for 2001); and

               (B) you will be entitled to receive medical, dental, vision, long-term care, life and disability insurance coverage and your SEP entitlement for the Tenure Period following the termination at levels comparable to that provided immediately prior to your termination (all at the cost of the Company except for any contributions paid by you prior to the termination).

          (e) For purposes of paragraph (d) above, the term "Tenure Period" shall mean: (i) one (1) year, if your employment terminates on or prior to December 31, 2001; (ii) two (2) years, if your employment terminates after December 31, 2001 and on or prior to December 31, 2002; and (iii) three (3) years, if your employment terminates after December 31, 2002.

          (f) The aggregate severance payments set forth in paragraphs 8(c)(A) or 8(d) (A) above shall be payable within thirty (30) days following the date of the termination.

          (g) If either the Company or you receives confirmation from the Company's independent counsel or its certified public accounting firm (the "Tax Advisor"), that any payment by the Company to you would be considered to be an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or any successor statute then in effect (the "Code"), then the aggregate payments by the Company shall be reduced to the highest amount that may be paid to you by the Company without having any portion of any amount payable treated as such an "excess parachute payment", and, if permitted by applicable law and without adverse tax consequence, such reduction shall be made to the last payment due hereunder.

          (h) You shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to you under any provisions of this letter agreement.

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          (i)  For purposes hereof, the term "Change of Control" means

               (A) the acquisition (other than by the Company) by any person, entity or "group" within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding capital stock entitled to vote generally in the election of directors; or

               (B) individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board; or

               (C) approval by the shareholders of the Company of (x) a reorganization, merger, consolidation or share exchange, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving company's then outstanding voting securities, (y) a liquidation or dissolution of the Company or (iii) the sale of all or substantially all of the assets of the Company."

     The first sentence of Section 9 of the original letter is deleted in its entirety and the following is substituted in lieu thereof:

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          "For a one (1) year period from and after termination of your employment for any reason (except if such termination occurs within twelve (12) months following a Change of Control), you shall not engage, directly or indirectly, either on your own behalf or on behalf of any other person, firm, corporation or other entity, in any business competitive with any business of the Company (or any of its subsidiaries), in the geographic area or areas in which Company (or any of its subsidiaries) is conducting business at the time of termination of your employment, or own more than 5% of any such firm, corporation or other entity."


     In all other respects, the provisions of the original letter are ratified and confirmed as of the date hereof.

                                       Sincerely,

                                         /s/  Harry H. Warner
                                       ----------------------

                                       Harry H. Warner,
                                       Chairman of Compensation Committee of
                                       Allied Research Corporation

ACCEPTANCE

I accept the foregoing amendment to my employment letter agreement with Allied Research Corporation under the terms set forth herein:


  /s/  J. H. Binford Peay, III
------------------------------------
J. H. Binford Peay, III

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